Exhibit 10(b)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the use of our report, dated February 13, 1998, on the annual financial statements and financial highlights of the Declaration Fund - Declaration Cash Account, which is included in Part A and B in Post Effective Amendment No. 30 to the Registration Statement under the Securities Act of 1933 and included in the Prospectus and Statement of Additional Information, as specified, and to the reference made to us under the caption "Independent Auditors" in the Statement of Additional Information.


Abington, Pennsylvania                                    /s/ Sanville & Company
May 26, 1998                                        Certified Public Accountants